Exhibit 1.1

PRIAM PROPERTIES INC.

(a Maryland corporation)

[•] Shares of Common Stock, $0.01 par value per share

UNDERWRITING AGREEMENT

Dated:  [•], 2019

PRIAM PROPERTIES INC.

(a Maryland corporation)

[•] Shares of Common Stock, $0.01 par value per share

UNDERWRITING AGREEMENT

[•], 2019

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

RBC Capital Markets, LLC

200 Vesey Street

New York, NY 10281

as Representatives of the several Underwriters

Ladies and Gentlemen:

Priam Properties Inc., a Maryland corporation (the “Company”), and Priam Office Properties OP LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), confirm their respective agreements with BofA Securities, Inc. (“BofAS”), Robert W. Baird & Co. Incorporated (“Baird”), RBC Capital Markets, LLC  (“RBC”) and each of the other Underwriters named in Schedule A attached hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofAS, Baird and RBC are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) set forth in Schedule A attached hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [•] additional shares of Common Stock.  The aforesaid [•] shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [•] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

At the Closing Time (as defined below), or as soon thereafter as is practicable, the Transaction Entities and certain of their existing and newly formed subsidiaries will complete or use their reasonable best efforts to complete, as the case may be, a series of transactions described more fully in the preliminary prospectus and the Prospectus (as defined below) under the captions “Prospectus Summary—Structure and Formation of Our Company—Formation Transactions” and “Structure and Formation of Our Company—Our Formation Transactions and Structure—Formation Transactions” (collectively, the

“Formation Transactions”).  As part of the Formation Transactions, the Transaction Entities will, among other things, (1) consolidate the ownership of the 15 multi-tenant office properties described in the Prospectus that are owned by the entities listed on Schedule B attached hereto (which Schedule B also identifies the percentage of the ownership interests in the entities that own the multi-tenant office properties that the Transaction Entities will directly or indirectly own upon the completion of the Formation Transactions) (each, a “Property” and, collectively, the “Properties”) and (2) contribute the net proceeds from the offering of the Securities to the Operating Partnership in exchange for common units of limited partnership interest in the Operating Partnership (“Common OP Units”).  A list of agreements pursuant to which the Formation Transactions will be completed is set forth on Schedule C attached hereto (each, a “Formation Transaction Document” and, collectively, the “Formation Transaction Documents”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Transaction Entities and the Underwriters agree that up to [•] shares of the Initial Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain persons designated by the Transaction Entities (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations.  The Transaction Entities solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by the Underwriters.  To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 9:00 A.M. (New York City time) on the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (No. 333-[•]), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations.  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.”  Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.”  The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [•] P.M., New York City time, on [•], 2019 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the preliminary prospectus that is most recently distributed to investors prior to the Applicable Time and the information included on Schedule D attached hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule D-2 attached hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act, as evidenced by its being specified in Schedule D-3 attached hereto.

SECTION 1.                            Representations and Warranties.

(a)                                 Representations and Warranties of the Transaction Entities.  Each of the Transaction Entities, jointly and severally, represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)                                                 Registration Statement and Prospectuses.  Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the knowledge of either of the Transaction Entities, contemplated. The Company has complied with each request, if any, from the Commission for additional information. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933

Act and the 1933 Act Regulations. The preliminary prospectus that is included in the General Disclosure Package, at the time it was filed with the Commission, complied, and the Prospectus and each amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Closing Time and any Date of Delivery, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities were or will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the 1933 Act (“Regulation S-T”).

(ii)                                              Accurate Disclosure.  Neither the Registration Statement nor any post-effective amendment thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the Applicable Time and any Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), at its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Transaction Entities by any Underwriter through the Representatives expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information set forth in the Prospectus in the second and third sentences of the sixth paragraph (regarding selling concessions) under the caption “Underwriting,” the seventh paragraph (regarding sales to accounts over which the Underwriters exercise discretionary authority) under the caption “Underwriting” and the twelfth, thirteenth, fourteenth, fifteenth and sixteenth paragraphs (regarding short sales, stabilizing transactions and penalty bids) under the caption “Underwriting” (collectively, the “Underwriter Information”).

(iii)                                           Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  Each Issuer Free Writing Prospectus conforms or will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations on the date of first use, and the Company has complied with any filing requirements applicable to an Issuer Free Writing Prospectus pursuant to the 1933 Act Regulations.  Neither of the Transaction Entities has made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives; provided that such consent is deemed to have been given with respect to each Permitted Free Writing Prospectus, if any that is identified on Schedule C-2 attached hereto.  The Company has retained in accordance with the 1933 Act Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the 1933 Act

Regulations.  The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv)                                          Testing-the-Waters Communications.  Neither of the Transaction Entities (A) has engaged in any Testing-the-Waters Communication other than with the prior consent of the Representatives with entities that are “qualified institutional buyers” within the meaning of Rule 144A under the 1933 Act or institutions that are “accredited investors” within the meaning of Rule 501 under the 1933 Act and (B) has authorized anyone other than the Representatives to engage in any Testing-the-Waters Communication.  The Transaction Entities reconfirm that the Representatives have been authorized to act on their behalf in undertaking any Testing-the-Waters Communication. Neither of the Transaction Entities has distributed any Written Testing-the-Waters Communication other than those previously provided to the Representatives and listed on Schedule C-3 attached hereto.

(v)                                             Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)                                          Emerging Growth Company Status.  From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Transaction Entities engaged directly or through any Person authorized to act on their behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vii)                                       Independent Accountants.  KPMG LLP, who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants with respect to the Transaction Entities as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(viii)                                    Financial Statements; Non-GAAP Financial Measures.  The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects: (1) the balance sheets of the Transaction Entities on a consolidated basis at the dates indicated and the statements of operations of the Transaction Entities on a consolidated basis for the periods specified, (2) the balance sheet of Priam Properties Predecessor (as defined therein) on a combined basis at the dates indicated and the statements of operations, changes in equity and cash flows of Priam Properties Predecessor on a combined basis for the periods specified, (3) the balance sheets of 2700 Blankenbaker and Chase Corporate Center (as defined therein) on a combined basis at the dates indicated and the statements of operations, changes in equity and cash flows of 2700 Blankenbaker and Chase Corporate Center on a combined basis for the periods specified, (4) the combined statements of revenues and certain expenses of Properties I (as defined therein) for the periods specified and (5) the combined statements of revenues and certain expenses of Properties II (as defined therein) for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  The historical and pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  The pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form with the applicable requirements of Regulation S-X.  The statements of revenues and certain operating expenses of Properties I and Properties II (together, the “Predecessor Entities”) included in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in all material respects in accordance with the applicable financial statement requirements of Rule 3-14 of Regulation S-X.  No other financial statements or supporting schedules of the Transaction Entities, the Predecessor Entities or any of their subsidiaries are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(ix)                                          No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in or affecting the Properties to be owned by the Transaction Entities and their respective subsidiaries after giving effect to the Formation Transactions, taken as a whole, or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and the Predecessor Entities, and each of their respective subsidiaries, considered as one enterprise (including all of the Properties), whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to such entities considered as one enterprise or incurred any liability or obligation, direct or contingent (including off-balance sheet information), that is material to such entities considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries on any class of the capital stock, in the case of the Company, any Common OP Units or 5% Series A Preferred Units of limited partnership interest in the Operating Partnership (the “Series A Preferred Units”) , in the case of the Operating Partnership, or on other forms of equity interests of such entity, as applicable.

(x)                                             Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Formation Transaction Documents, to the extent it is a party to such agreements, and, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and the Formation Transaction Documents, to the extent the Operating Partnership is a party to such agreements; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xi)                                          Good Standing of the Operating Partnership; Partnership Agreement.  The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the requisite limited partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Formation Transaction Documents, to the extent it is a party to such agreements; and the Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.  The Company is the sole general partner of the Operating Partnership.  The aggregate percentage interests of the Company and the limited partners in the Operating Partnership at the Closing Time, after giving effect to the Formation Transactions, will be as set forth in the Prospectus; provided that to the extent that any portion of the option to purchase additional shares described in Section 2(b) hereof is exercised at the Closing Time, the percentage interest of the Company and of such limited partners in the Operating Partnership will be adjusted accordingly.  The Amended and Restated Agreement of Limited Partnership of the Operating Partnership has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

(xii)                                       Good Standing of Subsidiaries.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) other than the Operating Partnership, if any (each a “Subsidiary” and, collectively the “Subsidiaries”), has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation, organization or formation, and each Subsidiary has the requisite corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and nonassessable and is, or upon consummation of the Formation Transactions will be, owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  None of the outstanding shares of capital stock or other ownership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.  The Company does not, and will not upon consummation of the Formation Transactions, own or control, directly or indirectly, any corporation, association or other entity that is or will be a Subsidiary other than the entities listed on Exhibit 21 to the Registration Statement.

(xiii)                                    Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Historical” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise, redemption or exchange of convertible or exchangeable securities or options, including Common OP Units and Series A Preferred Units, referred to in the Registration Statement, the General Disclosure Package and the Prospectus).  The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.  None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.  The Common OP Units and Series A Preferred Units to be issued in the Formation Transactions have been duly authorized for issuance by the Operating Partnership to the holders thereof and, at the Closing Time, will be validly issued and fully paid.  Other than the Common OP Units and Series A Preferred Units to be issued in the Formation Transactions, there are no other limited partnership interests in the Operating Partnership outstanding, and there are no other partnership interests in the Operating Partnership outstanding.  All securities issued in connection with the Formation Transactions were, are or will be issued pursuant to an applicable exemption from registration or qualification under the 1933 Act and applicable state securities laws.  None of such Common OP Units or Series A Preferred Units will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity.  Except as set forth in the General Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, shares of the Company’s, the Predecessor Entities’ or any of their subsidiaries’ capital stock, including Common OP Units, Series A Preferred Units or other ownership interests of the Operating Partnership.

(xiv)                                   No Equity Awards.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no outstanding stock options or other equity-based awards of or to purchase shares of Common Stock pursuant to an equity-based compensation plan or otherwise.

(xv)                                      Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(xvi)                                   Formation Transactions.  The Transaction Entities and the Predecessor Entities, in each case to the extent that each such entity is a party thereto, have the legal right and power to enter into each of the Formation Transaction Documents.  The Transaction Entities, their respective subsidiaries and the Predecessor Entities, in each case, to the extent that each such entity is a party thereto, have duly authorized, executed and delivered, or will execute and deliver prior to or concurrent with the Closing Time, each of the Formation Transaction Documents.  Each Formation Transaction Document has been filed as an exhibit to the Registration Statement (to the extent that it is required to be so filed) and each of the Formation Transaction Documents constitutes a legally valid and binding obligation of the Transaction Entities, their respective subsidiaries and the Predecessor Entities, in each case, to the extent that it is a party thereto, enforceable against each of them that is a party thereto in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.  Each Transaction Document conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform in all material respects to the material terms of such Formation Transaction Document.

(xvii)                                Authorization and Description of Securities.  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; and the issuance of the Securities is not subject to the preemptive, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.  The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the instruments defining the same.  No holder of any of the Securities will be subject to personal liability solely by reason of being such a holder.

(xviii)                             Authorization and Description of Common OP Units, Long-Term Incentive Partnership Units and Series A Preferred Units.  The Common OP Units, Long-term incentive plan units in the Operating Partnership (“LTIP Units”) and Series A Preferred Units to be issued in the Formation Transactions have been duly authorized for issuance by the Operating Partnership and its general partner and, at the Closing Time, will be validly issued; and the issuance of such Common OP Units, LTIP Units and Series A Preferred Units is not subject to the preemptive or other similar rights of any partner of the Operating Partnership.  The issuance and sale by the Operating Partnership of the Common OP Units and Series A Preferred Units in connection with the Formation Transactions are exempt from the registration requirements of the 1933 Act and applicable state securities, real estate syndication and blue sky laws.  The terms of the Common OP Units, LTIP Units and Series A Preferred Units conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the instruments defining the same.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) no Common OP Units, LTIP Units, Series A Preferred Units or other limited partnership interests in the Operating Partnership are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any Common OP Units, LTIP Units, or Series A Preferred Units and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Common OP Units, LTIP Units, Series A Preferred Units or any other securities of the Operating Partnership.

(xix)                                   Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xx)                                      Absence of Violations, Defaults and Conflicts.  Neither of the Transaction Entities nor any Predecessor Entity nor any of their respective subsidiaries is (A) in violation of its charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries is a party or by which it or any of them may be bound or to which any of the Properties or any other properties or assets of the Transaction Subsidiaries or any of their respective subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the Formation Transaction Documents and the consummation of the transactions contemplated herein, therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Transaction Entities with their respective obligations hereunder and under the Formation Transactions Documents have been duly authorized by all necessary corporate or limited partnership action, as the case may be, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties or other properties or assets of the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances as are described in or contemplated by the Prospectus or that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, bylaws or similar organizational document of the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries.

(xxi)                                   Absence of Labor Disputes.  No labor dispute with the employees of the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries exists or, to the knowledge of the Company, is imminent, and the Transaction Entities are not aware of any existing or imminent labor disturbance by the employees of any of its, any Predecessor Entity or any of their respective subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in any case, would result in a Material Adverse Effect.  No officer or other key person of the Company is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by such officer or other key person engaging in the present or proposed business activities of the Transaction Entities as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxii)                                Employee Benefits.  (i) Each of the Transaction Entities, the Predecessor Entities and each of their respective subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Transaction Entities, any Predecessor Entity and each of their respective subsidiaries or ERISA Affiliates has any liability, whether actual or contingent, excluding any reportable event for which the notice requirements have been waived; (iii) the Transaction Entities, any Predecessor Entity and each of their respective subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA, including with respect to termination of, or withdrawal from, any “employee benefit plan”; and (iv) each “employee benefit plan” maintained or contributed to by the Transaction Entities, any Predecessor Entity and each of their respective subsidiaries that is intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”) is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Transaction Entities, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in the cases of (i), (ii), and (iii), as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Transaction Entities, any Predecessor Entity and any of their respective subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Transaction Entities or such subsidiary is a member.

(xxiii)                             Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Transaction Entities, threatened against the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries, which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement, the Formation Transaction Documents or the performance by the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries of their respective obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xxiv)                            Accuracy of Descriptions.  The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Prospectus Summary—Structure and Formation of Our Company,” “Prospectus Summary—Formation Transactions—Benefits of the Formation Transactions to Related Parties,” “Prospectus Summary—Conflicts of Interest,” “Prospectus Summary—Emerging Growth Company,” “Prospectus Summary—Our Tax Status,” “Risk Factors—Risks Related to Our Organizational Structure,” “Risk Factors—Risks Related to Our Status As a REIT,” “Certain Relationships and Related Party Transactions,” “Structure and Formation of Our Company,” “Description of Our Capital Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Description of the Partnership Agreement of Our Operating Partnership” and “Material Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects.

(xxv)                               Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxvi)                            Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Formation Transaction Documents, as applicable, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange (“NYSE”), state securities laws or the rules of FINRA and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States, if any, in which the Reserved Securities were offered.

(xxvii)                         Possession of Licenses and Permits.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Transaction Entities, any Predecessor Entity and each of their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect.  The Transaction Entities, any Predecessor Entity and each of their respective subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither of the Transaction Entities, nor any Predecessor Entity nor any of their respective subsidiaries, has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxviii)                      Title to Personal Property.  Upon consummation of the Formation Transactions, the Transaction Entities and each of their respective subsidiaries will have good and marketable title to, or valid and marketable rights to lease or otherwise use, all items of personal property, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Transaction Entities and their respective subsidiaries or (ii) could not, individually or in the aggregate, have a Material Adverse Effect.

(xxix)                            Real Property.  (i) Upon consummation of the Formation Transactions, the Transaction Entities and each of their respective subsidiaries will have good and marketable fee simple title to all real property owned by them and the improvements (exclusive of improvements owned by tenants, if applicable) located thereon, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) will not, singly or in the aggregate, materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Transaction Entities and each of their respective subsidiaries; (ii) all of the leases and subleases, if any, material to the business of the Transaction Entities and their subsidiaries, considered as one enterprise, and under which the Transaction Entities and each of their respective subsidiaries, upon consummation of the Formation Transactions, will lease the Properties, will be in full force and effect upon consummation of the Formation Transactions, and neither the Transaction Entities, any Predecessor Entity nor any of their respective subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Transaction Entities, any

Predecessor Entity or any of their respective subsidiaries under any of the leases or subleases mentioned above; (iii) except as otherwise set forth in or described in the Registration Statement, the General Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the entity owning such Property or of the Transaction Entities or any of their respective subsidiaries, and such mortgages and deeds of trust, upon consummation of the Formation Transactions and application of the proceeds of the offering contemplated by this Agreement, will not be cross-defaulted or cross-collateralized to any property not owned, or to be owned upon consummation of the Formation Transactions, directly or indirectly, in whole or in part, by the Transaction Entities or any of their respective subsidiaries; (iv) to the knowledge of the Transaction Entities and their respective subsidiaries, none of the tenants under any lease of any of the Properties that, singly or in the aggregate, is or will be upon consummation of the Formation Transactions, material to the Transaction Entities and their subsidiaries considered as one enterprise is the subject of bankruptcy, reorganization or similar proceedings; (v) none of the Transaction Entities, any Predecessor Entity nor any of their respective subsidiaries has received from any Governmental Entities any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries knows of any such condemnation or zoning change which is threatened and, in each case, which if consummated could materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries; (vi) each of the Properties complies with all applicable codes, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for failures to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that could not individually or in the aggregate materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Transaction Entities or any of their respective subsidiaries; (vii) neither of the Transaction Entities, nor any Predecessor Entity nor any of their respective subsidiaries has received written notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of water affecting any Property that could materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Transaction Entities or any of their respective subsidiaries; (viii) there are no subleases with respect to any Property or portion thereof; (ix) except as could not individually or in the aggregate materially affect the value of such property or interfere in any material respect with the use made and proposed to be made of such property by the Transaction Entities or any of their respective subsidiaries, (a) there are no encroachments upon any Property by improvements on an adjacent property, and (b) none of the improvements, if any, on any Property encroach on any adjacent property, streets or alleys; (x) except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Transaction Entities, any of the Predecessor Entities nor any of their respective subsidiaries is party to any material Lease (as defined below) that is required to be disclosed in the Registration Statement or the Prospectus; (xi) each ground lease, sublease and sub-subleases relating to an initial property, if any, material to the business of the transaction entities and their respective subsidiaries, considered as one enterprise, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such initial property by either of the transaction entities, any of their respective subsidiaries or any related entity, (xii) all real property owned or leased by the Transaction Entities or any of their respective subsidiaries is free of material structural defects and all building systems, if any, contained therein are in good working order in all material respects, excepting ordinary wear and tear or, in each instance, the Transaction Entities have created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures; except as described in the General Disclosure

Package and the Prospectus, to the knowledge of the Transaction Entities and the Operating Partnership, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, could increase or decrease the real property taxes or assessments of any of such property, that, individually or in the aggregate, could have a Material Adverse Effect; and (xiii) to the knowledge of the Transaction Entities , except as set forth in or described in the Registration Statement, the General Disclosure Package and the Prospectus or reflected in the pro forma financial statements, and, with respect to (A) through (F) below, except as could not, individually or in the aggregate, have a Material Adverse Effect: (A) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with any lease nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its leases; (B) all tenants, licensees, franchisees or other parties under any lease, exhibit, schedule, amendment or other document related to the lease of any land or personal property (owned by the Transaction Entities, any of the Predecessor Entities or any of their respective subsidiaries) at the Properties (the “Leases”) are in possession of their respective premises; (C) none of the Leases has been assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered, except in connection with secured debt described in the Registration Statement, the General Disclosure Package and the Prospectus; (D) none of the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries has waived any material provision under any of the Leases; (E) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Leases; and (F) no tenant under any of the Leases and no third party has a right of first refusal or other right to purchase the premises demised under such Lease.

(xxx)                               Possession of Intellectual Property.  Each of the Transaction Entities, the Predecessor Entities and their respective subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated or proposed to be operated by them, and neither of the Transaction Entities, nor any Predecessor Entity nor any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxxi)                            No Acquisitions or Dispositions.  There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by any of the Transaction Entities, the Predecessor Entities or any of their respective subsidiaries of interests in assets or real property that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus that are not so described.

(xxxii)                         Mortgages; Deeds of Trust.  The Transaction Entities have provided to the Representatives true and complete copies of all credit agreements, mortgages, deeds of trust, guaranties, side letters and other material documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness that will be assumed by the Transaction Entities or any of their respective subsidiaries in connection with the Formation Transactions and neither the Transaction Entities, the Predecessor Entities, nor any of their respective subsidiaries that is party to any such document is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default that could result in a Material Adverse Effect by any of them under any such document.

(xxxiii)                      Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither of the Transaction Entities, nor any Predecessor Entity nor any of their respective subsidiaries is in violation of any federal, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, standards, legally binding final guidance document or directives, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, directive, decision, consent, decree or judgment, now or hereinafter in effect, regulating, imposing liability, standards or obligations of conduct or relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, plants or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous materials as defined by or regulated under any Environmental Laws, as defined below (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, exposure to or handling of Hazardous Materials (collectively, “Environmental Laws”); (B) the Transaction Entities, the Predecessor Entities and their respective subsidiaries have all permits, authorizations and approvals required by Environmental Laws and are in compliance with their requirements; (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings, including any action, suit or proceeding by any private party, relating to any Environmental Law against the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries; (D) there are no events or circumstances that would require clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.  Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not reasonably be expected to individually or in the aggregate result in a Material Adverse Effect, there have been no and are no (i) aboveground or underground storage tanks; (ii) landfills; (iii) surface impoundments; (iv) disposal areas; (v) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (vi) asbestos or asbestos containing materials; (vii) lead based paints; (viii) mold or other airborne contaminants; or (ix) dry-cleaning facilities in, on, under, or about any Property owned, or to be owned upon consummation of the Formation Transactions, directly or indirectly by the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries; (E) neither the Transaction Entities, any of the Predecessor Entities nor any of their respective subsidiaries is conducting or funding any investigation, cleanup, mitigation, restoration, or remedial or corrective action, or is subject to any written agreement to assume the liability of any other Person (including without limitation an agreement to indemnify or hold harmless any such other Person), whether voluntarily pursuant to or as required by any Environmental Law, with respect to any release of Hazardous Materials that has resulted in or could reasonably be anticipated to result in material liability under Environmental Laws against the Transaction Entities, any of the Predecessor Entities nor any of their respective subsidiaries; and (F) all waste materials generated by the Transaction Entities, any the Predecessor Entities and their respective have been properly stored, transported, treated and disposed of in accordance with all Environmental Laws in all material respects.

(xxxiv)                     Utilities and Access.  To the knowledge of the Transaction Entities, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Initial Property over duly dedicated streets or perpetual easements of record benefiting the applicable Initial Property.  To the knowledge of the Transaction Entities, each of the Properties has legal access to public roads and all other roads necessary for the use of each of the Properties.

(xxxv)                        No Condemnation.  Neither Transaction Entity has any actual knowledge of any pending or threatened condemnation proceedings or zoning change or other proceeding or action that, if determined adversely, would reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect.

(xxxvi)                     Accounting Controls and Disclosure Controls.  The Company and its subsidiaries have taken all necessary actions to ensure that, within the time period required, the Company and its subsidiaries will maintain internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 under the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the Company’s inception, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company maintains “disclosure controls and procedures” (as defined in paragraph (e) of Rule 13a-15 of the 1934 Act Regulations) to the extent required by such rule.

(xxxvii)                  Compliance with the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, the Company and its subsidiaries will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(xxxviii)               Federal Tax Status.  Commencing with its short taxable year ending December 31, 2019, the Company will be organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and will operate in a manner that will enable it to meet the requirements for qualification and taxation as a REIT under the Code for the Company’s short taxable year ending December 31, 2019 and each taxable year thereafter.  The Company intends to qualify as a REIT under the Code for the Company’s short taxable year ending December 31, 2019 and each taxable year thereafter and the Company does not know of any event that could cause the Company to fail to qualify as a REIT under the Code during any such time.  All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration

Statement, the General Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.  The Operating Partnership will be treated as a partnership within the meaning of Sections 7701(a)(2) and 761(a) of the Code and not as a publicly traded partnership taxable as a corporation under Section 7704 of the Code.

(xxxix)         Payment of Taxes. The Transaction Entities and their current (and, with respect to (A) and (B), former) subsidiaries and the Predecessor Entities and their subsidiaries (A) have paid all material federal, state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all material tax returns required to be filed through the date hereof, and all such tax returns are true, correct and complete in all material respects, (C) have established adequate reserves for all taxes that have accrued but are not yet due and payable and (D) have made reasonable provision for any tax reassessments or increases which could reasonably be expected to occur with respect to any Property as a result of the Formation Transactions.  The charges, accruals and reserves on the books of the Transaction Entities and their respective subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.  No tax deficiency has been asserted against the Transaction Entities, any Predecessor Entity or any of their respective current or former subsidiaries, nor does any such entity know of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, could have a Material Adverse Effect.

(xl)                                          Transfer Taxes.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(xli)                                       Insurance.  Each of the Transaction Entities, the Predecessor Entities and their respective subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and in such amounts, if greater, as is commercially reasonable for the value of the assets owned, in the aggregate, by the Transaction Entities, the Predecessor Entities and their respective subsidiaries, and all such insurance is in full force and effect.  Neither of the Transaction Entities has any reason to believe that it or any of their subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither the Transaction Entities, nor any Predecessor Entity nor any of their respective subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xlii)                                    Investment Company Act.  Neither of the Transaction Entities is, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xliii)                                 Absence of Manipulation.  Neither of the Transaction Entities nor any affiliate of the Transaction Entities have taken, nor will the Transaction Entities or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or a violation of Regulation M under the 1934 Act.

(xliv)                                Foreign Corrupt Practices Act.  None of the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries or, to the knowledge of the Transaction Entities, any director, director nominee, officer, agent, employee, affiliate or other person acting on behalf of the Transaction Entities or any of their respective subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Transaction Entities and, to the knowledge of the Transaction Entities, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xlv)                                   Money Laundering Laws.  The operations of each of the Transaction Entities, the Predecessor Entities and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xlvi)                                OFAC.  None of the Transaction Entities, the Predecessor Entities nor any of their respective subsidiaries or, to the knowledge of the Transaction Entities, any director, director nominee, officer, agent, employee, affiliate or representative of the Transaction Entities, any Predecessor Entity or any of their respective subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is either of the Transaction Entities located, organized or resident in a country or territory that is the subject of Sanctions; and the Transaction Entities will not, directly or indirectly, use the proceeds from the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xlvii)                             Sales of Reserved Securities.  In connection with any offer and sale of the Reserved Securities outside the United States, each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time it was filed, complied and will comply in all material respects with any applicable laws or regulations of any foreign jurisdictions in which the same is distributed. The Transaction Entities have not offered, or caused the Representatives to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of either of the Transaction Entities or any of their respective affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Transaction Entities or any of their affiliates, or their respective businesses or products.

(xlviii)                          Distribution of Offering Material.  Neither of the Transaction Entities nor any of their respective subsidiaries have distributed, and prior to the later of the Closing Time and the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than any preliminary prospectus, the Prospectus, any issuer free writing prospectus or any other materials permitted by the 1933 Act.

(xlix)                                Restrictions on Distributions.  No subsidiary of the Transaction Entities and no Predecessor Entity nor any of its subsidiaries is currently prohibited, directly or indirectly, from paying any distributions to the Company or the Operating Partnership or from making any other distribution on such subsidiary’s equity interests, except as described in or contemplated by the Prospectus and as prohibited by applicable law.

(l)                                                 Prior Sales of Common Stock.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock.

(li)                                              No Finder’s Fees.  Except for the Underwriters’ discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(lii)                                           Approval of Listing.  The Securities have been approved for listing on the NYSE, subject to official notice of issuance.

(liii)                                        Absence of Certain Relationships.  No relationship, direct or indirect, exists between or among the Transaction Entities or their respective subsidiaries, on the one hand, and the directors, director nominees, officers or stockholders of the Company, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.  Neither of the Transaction Entities has, directly or indirectly, including through any of its subsidiaries, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(liv)                                       No Integration.  Neither of the Transaction Entities has sold or issued any securities that would be integrated with the offering of the Securities pursuant to the 1933 Act and the 1933 Act Regulations or the interpretations thereof by the Commission.

(lv)                                          Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Transaction Entities (i) do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) do not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(lvi)                                       No FINRA Affiliations.  There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors, director nominees or 5% or greater security holders.

(lvii)                                    Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Transaction Entities believe to be reliable and accurate, and, to the extent required, the Transaction Entities have obtained the written consent to the use of such data from such sources.

(lviii)                                 Cybersecurity. (A) To the knowledge of the Transaction Entities, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Transaction Entities’ or any of their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including but not limited to the personally identifiable information, confidential or regulated data of their respective tenants, employees, suppliers, vendors and any third party data, maintained, processed or stored by the Transaction Entities or any of their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Transaction Entities or any of their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (B) neither the Transaction Entities nor any of their respective subsidiaries have been notified of, and have knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Transaction Entities and their respective subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except in cases of (A) and (B), for such breaches, incidents, access, disclosures, compromises, notifications, events or conditions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Transaction Entities and each of their respective subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, company policies (internal and posted) and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(c)                                  Officer’s Certificates.  Any certificate signed by any officer of the Company, the Operating Partnership or any of their respective subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Transaction Entities to each Underwriter as to the matters covered thereby.

SECTION 2.                            Sale and Delivery to Underwriters; Closing.

(a)                                 Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A attached hereto, the number of Initial Securities set forth in Schedule A attached hereto opposite the name of such Underwriter, plus any additional number of

Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] shares of Common Stock, as set forth in Schedule A attached hereto, at the price per share set forth in Schedule A attached hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A attached hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)                                  Payment.  Payment of the purchase price for, and delivery of certificates for or book-entry credits representing, the Initial Securities shall be made at the offices of Morrison & Foerster LLP, 2000 Pennsylvania Avenue, NW, Suite 600, Washington, DC 20006, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on [•], 2019 (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).  In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for or book-entry credits representing, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.  Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for or book-entry credits representing the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.                            Covenants of the Transaction Entities.  Each of the Transaction Entities, jointly and severally, covenants with each Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A, and will notify the Representatives as soon as reasonably possible, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Transaction Entities will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Transaction Entities, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Transaction Entities will (A) promptly give the Representatives notice of such event, (B) furnish the Representatives with copies of any such documents prior to such proposed filing or use, as the case may be, (C) promptly prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (D) promptly file with the Commission any such amendment or supplement; provided that the Transaction Entities shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.  The Transaction Entities will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may request.  The Transaction Entities have given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Transaction Entities will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)                                  Delivery of Registration Statements.  The Transaction Entities have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith)

and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses.  The Transaction Entities have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Transaction Entities hereby consent to the use of such copies for purposes permitted by the 1933 Act.  The Transaction Entities will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Delivery of Formation Transaction Documents. The Transaction Entities will deliver to the Representatives a true and correct copy of each of the executed Formation Transaction Documents, together with all related agreements and all schedules and exhibits thereto, promptly upon its execution.

(f)                                   Blue Sky Qualifications.  The Transaction Entities will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Transaction Entities shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)                                  Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)                                 Use of Proceeds.  The Transaction Entities will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i)                                     Listing.  The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Securities) on the NYSE.

(j)                                    Restriction on Sale of Securities.  During a period of 180 days from the date of the Prospectus (the “Lock-Up Period”), neither of the Transaction Entities will, without the prior written consent of the Representatives (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common OP Units, LTIP Units and Series A Preferred Units) or file or confidentially submit any registration statement under the 1933 Act with respect to any of the foregoing (except for a registration statement on Form S-8 relating to the Company’s equity incentive plan) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the

Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans or equity incentive plans of the Transaction Entities referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Stock issued pursuant to any non-employee director share plan, equity incentive plan or distribution reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (D) shares of Common Stock transferred in order to comply with the ownership limitations set forth in Article VI of the Company’s charter.

(k)                                 Reporting Requirements.  The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.  Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(l)                                     Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 attached hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives.  Each of the Transaction Entities represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Transaction Entities will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)                             Certification Regarding Beneficial Owners.  The Transaction Entities will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers (the “FinCEN Certificates”), together with copies of identifying documentation, and the Transaction Entities undertake to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing FinCEN Certification.

(n)                                 Compliance with FINRA Rules.  The Transaction Entities hereby agree that they will ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement.  The Underwriters will notify the Transaction Entities as to which persons will need to be so restricted.  At the request of the Underwriters, the Transaction Entities will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time.  Should the Transaction Entities release, or seek to release, from such restrictions any of the Reserved Securities, the Transaction Entities agree to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(o)                                 Testing-the-Waters Communications.  If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Transaction Entities will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(p)                                 Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 180-day restricted period referred to in Section 3(j) hereof.

(q)                                 Absence of Manipulation.  Except as contemplated herein or in the General Disclosure Package and the Prospectus, neither of the Transaction Entities will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(r)                                    Qualification and Taxation as a REIT.  The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its short taxable year ending December 31, 2019, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company to be so qualified.

(s)                                   Sarbanes-Oxley. The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

(t)                                    Notification of Material Events.  The Company, during the period when the Prospectus is (or but for the exemption in Rule 172 would be) required to be delivered under the 1933 Act or the 1934 Act, shall notify the Representatives of the occurrence of any material events respecting its (including those of the Operating Partnership) activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, and the Transaction Entities will forthwith supply such information as shall be necessary in the opinion of counsel to the Transaction Entities and the Underwriters for the Transaction Entities to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, not misleading.

SECTION 4.                            Payment of Expenses.

(a)                                 Expenses.  The Transaction Entities will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto; (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors; (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters; (iv) the fees and disbursements of the Transaction Entities’ counsel, accountants and other advisors; (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters not to exceed $10,000 in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto; (vi) the fees and expenses of any transfer agent or registrar for the Securities; (vii) the costs and expenses of the Transaction Entities relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, the cost of travel and lodging expenses of the representatives and officers of the Transaction Entities and any such consultants, and one-half the cost of aircraft and other transportation chartered in connection with the road show; (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters not to exceed $10,000 in connection with, the review by FINRA of the terms of the sale of the Securities; (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE; and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii) and all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Transaction Entities for sale to the Invitees.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Sections 5, 9(a)(i) or (iii) and 11 hereof, the Transaction Entities shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.                            Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Transaction Entities contained herein or in certificates of any officer of the Company or the Operating Partnership or any of their subsidiaries delivered pursuant to the provisions hereof, to the performance by the Transaction Entities of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement; Rule 430A Information.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Transaction Entities, contemplated; and the Transaction Entities have complied with each request (if any) from the Commission for additional information.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b)                                 Opinion of Counsel for the Transaction Entities.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Hunton Andrews Kurth LLP, counsel for the Transaction Entities, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A attached hereto; provided, however, other counsel for the Transaction Entities, reasonably acceptable to the Representatives, may deliver certain opinions set forth in Exhibit A attached hereto.

(c)                                  Opinion of Tax Counsel for the Transaction Entities. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Hunton Andrews Kurth LLP, tax counsel for the Transaction Entities, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B attached hereto.

(d)                                 Opinion of Special Maryland Counsel for the Company.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Venable LLP, special Maryland counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C attached hereto;

(e)                                  Opinion of Counsel for Underwriters.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Morrison & Foerster LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may reasonably request. In giving such opinion such counsel may rely upon the opinion of Venable LLP, as to all matters governed by the laws of the State of Maryland, and, to the extent necessary, such other counsel for the Company referred to in Section 5(b) above.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Transaction Entities and their respective subsidiaries and certificates of public officials.

(f)                                   Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities, the Predecessor Entities and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Time, to the effect that: (i) there has been no such material adverse change; (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time; (iii) each of the Transaction Entities has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time; and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(g)                                  Chief Financial Officer’s Certificate and Chief Executive Officer’s Certificate.  The Representatives shall have received a certificate of the Chief Financial Officer certifying to the matters set forth on Exhibit D-1 attached hereto and a certificate of the Chief Executive Officer of the Company certifying to the matters set forth on Exhibit D-2 attached hereto, each dated as of the Applicable Time and as of the Closing Time.

(h)                                 Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)                                     Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j)                              Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(k)                           No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(l)                               Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit E attached hereto signed by the persons listed on Schedule D attached hereto.

(m)                             No Amendments or Supplements.  No amendment or supplement to the Registration Statement, the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus shall be filed to which the Underwriters shall have reasonably objected in writing.

(n)                                 Completion of Formation Transactions.  All of the transactions which are to occur to consummate the Formation Transactions shall have been consummated on terms reasonably satisfactory to the Representatives, and evidence thereof shall have been received by the Representatives.

(o)                                 Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Transaction Entities contained herein and the statements in any certificates furnished by the Transaction Entities and any of their respective subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)                                     Officers’ Certificate.  A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(ii)                                  Chief Financial Officer’s Certificate and Chief Executive Officer’s Certificate.  A certificate of the Chief Financial Officer and a certificate of the Chief Executive Officer, each dated such Date of Delivery, confirming that the respective certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

(iii)                               Opinion of Counsel for the Transaction Entities.  The favorable opinion of Hunton Andrews Kurth LLP, counsel for the Transaction Entities, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv)                              Opinion of Tax Counsel for the Transaction Entities.  The favorable opinion of Hunton Andrews Kurth LLP, counsel for the Transaction Entities, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v)                                 Opinion of Special Maryland Counsel for the Company.  The favorable opinion of Venable LLP, special Maryland counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi)                              Opinion of Counsel for Underwriters.  If requested by the Representatives, the favorable opinion of Morrison & Foerster LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(vii)                           Bring-down Comfort Letter.  A letter from KPMG LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(p)                                 Additional Documents.  At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(q)                                 Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Transaction Entities at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14 and 15 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.                            Indemnification.

(a)                                 Indemnification of Underwriters.  Each of the Transaction Entities agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in (A) any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) any materials or information provided to investors by, or with the approval of, the Transaction Entities in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show or investor presentation made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the Prospectus or in Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof below) any such settlement is effected with the written consent of the Transaction Entities; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)                                 Indemnification of the Transaction Entities and Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Transaction Entities, the Company’s directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls either the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) hereof above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) hereof above, counsel to the indemnified parties shall be selected by the Transaction Entities.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof or settlement of any claim in connection with any violation referred to in Section 6(e) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)                                  Indemnification for Reserved Securities.  In connection with the offer and sale of the Reserved Securities, the Transaction Entities agree to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any reasonable legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any other material prepared by or with the consent of the Transaction Entities for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 9:00 A.M. (New York City time) on the first business day after the date of the Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.

SECTION 7.                            Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Transaction Entities, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Transaction Entities, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.

The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A attached hereto and not joint.

The provisions of this Section shall not affect any agreement among the Transaction Entities with respect to contribution.

SECTION 8.                            Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or the Operating Partnership and (ii) delivery of and payment for the Securities.

SECTION 9.                            Termination of Agreement.

(a)                                 Termination.  The Representatives may terminate this Agreement, by notice to the Transaction Entities, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities,  (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, (iv) if trading generally on the NYSE or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof; provided that Sections 1, 6, 7, 8, 11, 12, 13, 14 and 15 shall survive such termination and remain in full force and effect.

SECTION 10.                     Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)                                     if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)                                  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Underwriters shall be directed to:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Facsimile: (646) 855-3073

Attention: Syndicate Department

with a copy to:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Facsimile: (212) 230-8730

Attention: ECM Legal

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue, Suite 2800

Milwaukee, Wisconsin 53202

Facsimile: (414) 298-7800

Attention: General Counsel

with a copy to:

Robert W. Baird & Co. Incorporated

1717 K Street NW, Suite 910

Washington, D.C. 20006

Facsimile: (202) 303-1850

Attention: Jeffrey F. Rogatz

RBC Capital Markets, LLC

200 Vesey Street

New York, NY

Facsimile: (212) 428-6260

Attention: Ivana Rupcic-Hulin

with a copy in each case of the above to (which shall not constitute notice):

Morrison & Foerster LLP

2000 Pennsylvania Avenue, NW, Suite 6000

Washington, D.C. 20006

Facsimile: (202) 785-7533

Attention: Justin R. Salon, Esq.

Notices to the Transaction Entities shall be directed to:

102 Woodmont Boulevard, Suite 100

Nashville, Tennessee 37205

Attention: Abhishek Mathur

with a copy to:

Hunton Andrews Kurth LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

Attention: Mark W. Wickersham, Esq.

SECTION 12.                     No Advisory or Fiduciary Relationship.  The Transaction Entities and their respective subsidiaries acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Transaction Entities and their respective subsidiaries, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Transaction Entities, any of their respective subsidiaries, or their respective stockholders, equity interest holders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of Transaction Entities or their respective subsidiaries with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Transaction Entities or any of their respective subsidiaries on other matters), and no Underwriter has any obligation to the Transaction Entities or any of their respective subsidiaries with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Transaction Entities or any of their respective subsidiaries, and (e) none of the Underwriters or legal counsel for the Underwriters has provided any legal, accounting, regulatory or tax advice to the Transaction Entities or any of their respective subsidiaries with respect to the offering of the Securities and the Transaction Entities or any of their respective subsidiaries have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 13.                     Recognition of the U.S. Special Resolution Regimes.

(a)                                 In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                                 In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); and (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14.                     Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Transaction Entities and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Transaction Entities and their respective successors and the controlling persons and officers and directors referred to in Section 6 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Transaction Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.                     Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.                     GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.                     TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19.                     Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Transaction Entities a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Transaction Entities in accordance with its terms.

Very truly yours,

PRIAM PROPERTIES INC.

By:
Name:
Title:

PRIAM OFFICE PROPERTIES OP LP

By: Priam Properties Inc., its general partner

By:
Name:
Title:

[Signature page to Underwriting Agreement.]

CONFIRMED AND ACCEPTED,

as of the date first above written:

BOFA SECURITIES, INC.

By:
Authorized Signatory

ROBERT W. BAIRD & CO. INCORPORATED

By:
Authorized Signatory

RBC CAPITAL MARKETS, LLC

By:
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A attached hereto.

[Signature page to Underwriting Agreement.]

SCHEDULE A

The initial public offering price per share for the Securities shall be $[•].

The purchase price per share for the Securities to be paid by the several Underwriters shall be $[•], being an amount equal to the initial public offering price set forth above less $[•] per share, subject to adjustment in accordance with Section 2(b) hereof for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

BofA Securities, Inc.	[•]
Robert W. Baird & Co. Incorporated	[•]
RBC Capital Markets, LLC	[•]
Stifel, Nicolaus & Company, Incorporated	[•]
BB&T Capital Markets, a Division of BB&T Securities, LLC	[•]
D.A. Davidson & Co.	[•]
Janney Montgomery Scott LLC	[•]
Capital One Securities, Inc.	[•]
Total	[•]

Sch A - 1

SCHEDULE B

Predecessor Entities	Percentage of Ownership Interest

1. 4515 Poplar, LLC	100.0%

2. 8200 Haverstick, LLC	100.0%

3. 5400 Poplar, LLC	100.0%

4. 8700 Trail Lake, LLC	100.0%

5. Intech Ten LLC	100.0%

6. Goodale Office LLC	100.0%

7. MetroCenter V LLC	100.0%

8. MetroCenter IV LLC	100.0%

9. Executive Office Park LLC	100.0%

10. One Harrison Park, LLC	46.1%

11. Sabal Park LLC	100.0%

12. 2700 Blankenbaker LLC	7.1%

13. Chase Corporate Center, LLC	99.998%

14. 6055 Primacy, LLC	100.0%

15. Primacy III LLC	100.0%

Sch B - 1

SCHEDULE C

List of Formation Transaction Documents

1.              Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and 4515 Poplar CIV LLC

2.              Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and Goodale CIV LLC

3.              Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and MetroCenter V CIV LLC

4.              Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and MetroCenter IV CIV LLC

5.              Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and Sabal Park Member LLC

6.              Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and Executive Office Park CIV LLC

7.              Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and Priam Capital Fund III, LP

8.              Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and Priam Ventures Fund II, LP

9.              Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC and Priam Investors GP, LLC

10.       Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and Priam CCC CIV LLC

11.       Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and 6055 Primacy CIV LLC

12.       Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and Primacy III CIV LLC

13.       Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP,

Sch C - 1

Priam Properties Inc., Priam Capital GP, LLC and Priam Investors GP, LLC

14.       Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and 8700 Trail Lake CIV LLC

15.       Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and Intech Ten CIV LLC

16.       Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and 5400 Poplar CIV LLC

17.       Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and 8200 Haverstick CIV LLC

18.       Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and Primacy III Manager LLC

19.       Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and 6055 Primacy Manager LLC

20.       Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and Hall Capital III, LP

21.       Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and Hall Capital, LLC

22.       Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and Hall Capital III, LP [6055 Primacy Manager LLC]

23.       Contribution Agreement, dated June 5, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc., Priam Capital GP, LLC, Priam Investors GP, LLC and Hall Capital, LLC [Primacy III Manager LLC]

24.       Contribution Agreement, dated May 31, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc. and Bob Mclean

25.       Contribution Agreement, dated May 31, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc. and Bill Pradat

26.       Contribution Agreement, dated May 31, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc. and Marc Eason

27.       Contribution Agreement, dated May 31, 2019, by and among Priam Office Properties OP LP, Priam Properties Inc. and Brad Moffat

Sch C - 2

SCHEDULE D-1

Pricing Terms

1.             The Company is selling [•] shares of Common Stock.

2.             The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] shares of Common Stock.

3.             The initial public offering price per share for the Securities shall be $[•].

SCHEDULE D-2

Issuer Free Writing Prospectuses

Issuer Free Writing Prospectus filed by the Company with the SEC on [•], 2019.

SCHEDULE D-3

Written Testing-the-Waters Communication

None.

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Abhishek Mathur

Brian C. Adams

W. Michael Madden

Michael E. Harris

Michael A. Kaban, Jr.

Dale A. Reiss